                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                       Exchange Act of 1934, as amended.

    Filed by the registrant /X/
    Filed by a party other than the registrant / /

    Check the appropriate box:
    / /  Preliminary proxy statement
    /X/  Definitive proxy statement
    / /  Definitive additional materials
    / /  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                                        FAXSAV INCORPORATED
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transactions applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials:

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                              FAXSAV INCORPORATED

                              399 Thornall Street
                            Edison, New Jersey 08837

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 28, 1998

    The Annual Meeting of Stockholders of FaxSav Incorporated (the "Company") will be held at the Woodbridge Hilton, 120 Wood Avenue South, Iselin, New Jersey, 08830, (732) 494-6200 on May 28, 1998 at 10:00 a.m. (eastern standard time) for the following purposes:

        (1) To elect one Director to serve until the Annual Meeting of Stockholders in 2001 or until his respective successor shall have been duly elected and qualified;

        (2) To approve an amendment to the 1996 Stock Option/Stock Issuance Plan (the "Plan"), which includes the following changes: (i) increase the number of shares of Common Stock available for issuance by 650,000 shares; (ii) render non-employee Board members who serve as the Plan Administrator eligible to receive option grants and direct stock issuances under the Discretionary Option Grant and Stock Issuance Programs of the Plan; (iii) require stockholder approval of future amendments to the Plan only to the extent necessary to satisfy applicable laws or regulations; (iv) allow the shares issued under the Plan which are subsequently reacquired by the Company pursuant to the Company's exercise of its repurchase rights to be added back to the share reserve available for future issuance under the Plan; (v) increase the number of shares of Common Stock for which any one individual may receive option grants, separately exercisable stock appreciation rights and direct stock issuances over the term of the Plan to 1,000,000 shares; and (vi) effect additional changes to the administrative provisions of the Plan in order to take advantage of the recent amendments to Rule 16b-3 of the Securities and Exchange Commission which exempts certain officer and director transactions under the Plan from the short-swing liability provisions of the Federal securities laws.

        (3) To ratify the selection of Coopers & Lybrand L.L.P., independent public accountants, as auditors of the Company for the fiscal year ending December 31, 1998; and

        (4) To transact such other business as may properly come before the Annual Meeting.

    Only stockholders of record at the close of business on April 6, 1998 will be entitled to notice of, and to vote at, the Annual Meeting of Stockholders. A list of stockholders eligible to vote at the meeting will be available for inspection at the meeting and for a period of ten days prior to the meeting during regular business hours at the corporate headquarters at the address above.

    Whether or not you expect to attend the Annual Meeting, your proxy vote is important. To assure your representation at the meeting, please sign and date the enclosed proxy card and return it promptly in the enclosed envelope, which requires no additional postage if mailed in the United States or Canada.

                                          By Order of the Board of Directors

                                          /s/ Thomas F. Murawski

                                          Thomas F. Murawski
                                          PRESIDENT, CHIEF EXECUTIVE OFFICER AND
                                          CHAIRMAN OF THE BOARD OF DIRECTORS

April 28, 1998

--------------------------------------------------------------------------------

                  IT IS IMPORTANT THAT THE ENCLOSED PROXY CARD
                       BE COMPLETED AND RETURNED PROMPTLY

--------------------------------------------------------------------------------

                              FAXSAV INCORPORATED
                                PROXY STATEMENT
                                 APRIL 28, 1998

    This Proxy Statement is furnished to stockholders of record of FaxSav Incorporated (the "Company") as of April 6, 1998 in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board of Directors" or the "Board") for use at the Annual Meeting of Stockholders to be held on May 28, 1998 (the "Annual Meeting").

    Shares cannot be voted at the meeting unless the owner is present in person or by proxy. All properly executed and unrevoked proxies in the accompanying form that are received in time for the meeting will be voted at the meeting or any adjournment thereof in accordance with instructions thereon, or if no instructions are given, will be voted "FOR" the election of the named nominees as Directors of the Company, "FOR" the amendments to the Company's 1996 Stock Option/Stock Issuance Plan and "FOR" the ratification of Coopers & Lybrand L.L.P., independent public accountants, as auditors of the Company and will be voted in accordance with the best judgment of the persons appointed as proxies with respect to other matters which properly come before the Annual Meeting. Any person giving a proxy may revoke it by written notice to the Company at any time prior to exercise of the proxy. In addition, although mere attendance at the Annual Meeting will not revoke the proxy, a stockholder who attends the meeting may withdraw his or her proxy and vote in person. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting. Abstentions will be counted in tabulations of the votes cast on each of the proposals presented at the Annual Meeting, whereas broker non-votes will not be counted for purposes of determining whether a proposal has been approved.

    The Annual Report of the Company (which is deemed not to be a part of the proxy solicitation materials) is attached hereto. The Company will send a copy of its 1997 Annual Report on Form 10-K to each requesting stockholder.

    The mailing address of the principal executive offices of the Company is 399 Thornall Street, Edison, New Jersey 08837. This Proxy Statement and the accompanying form of proxy are being mailed to the stockholders of the Company on or about April 30, 1998.

                               VOTING SECURITIES

    The Company has only one class of voting securities issued and outstanding, its common stock, par value $0.01 per share (the "Common Stock"). At the Annual Meeting, each stockholder of record at the close of business on April 6, 1998 will be entitled to one vote for each share of Common Stock owned on that date as to each matter presented at the Annual Meeting. On April 6, 1998, 10,813,541 shares of Common Stock were outstanding. A list of stockholders eligible to vote at the Annual Meeting will be available for inspection at the Annual Meeting and for a period of ten days prior to the Annual Meeting during regular business hours at the principal executive offices of the Company at the address specified above.

                       PROPOSAL ONE: ELECTION OF DIRECTOR

    One Director is to be elected at the Annual Meeting to serve as a Class I Director until the Annual Meeting of Stockholders to be held in 2001 or until his respective successor is duly elected and qualified. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the Company's nominee, Robert Labant. The nominee is currently a Director of the Company.

    Pursuant to the Company's Certificate of Incorporation, the Board of Directors has been divided into three classes, denominated Class I, Class II and Class III, with members of each class holding office for staggered three-year terms or until their respective successors are duly elected and qualified. Class I currently consists of Director Peter Howley whose term expires at the Annual Meeting of Stockholders to be held in 2000. Class II consists of Robert Labant. Class III consists of Directors Thomas Murawski and

Jeffrey Drazan whose terms expire at the Annual Meeting of Stockholders to be held in 1999. At each annual meeting, the successors to the Directors whose terms have expired are elected to serve from the time of their election and qualification until the third annual meeting of the stockholders following the election or until a successor has been duly elected and qualified. The Bylaws provide that the number of Directors shall be four but may be increased to a maximum of nine. The Certificate of Incorporation restricts the removal of Directors under certain circumstances.

    If any nominee is unable to be a candidate when the election takes place, the shares represented by valid proxies will be voted in favor of the remaining nominees. The Board of Directors does not currently anticipate that any nominee will be unable to be a candidate for election.

    The affirmative vote of a plurality of the Company's outstanding Common Stock present in person or by proxy at the Annual Meeting is required to elect the Directors.

INFORMATION REGARDING NOMINEE FOR ELECTION AS DIRECTORS

    The Board of Directors currently has four members. The following information with respect to the principal occupation or employment, other affiliations and business experience of the nominee during the last five years has been furnished to the Company by such nominee. Except as indicated, the nominee for re-election has had the same principal occupation for the last five years.

    ROBERT LABANT has been a director of the Company since June 1996. Since July 1996, Mr. Labant has served as President and Chief Operating Officer of Candle Software Services Corporation, a systems management software company. From February 1995 until July 1996, Mr. Labant worked as a self-employed independent consultant to software companies. For twenty-eight years, until February 1995, Mr. Labant served in various capacities at International Business Machines Corp. ("IBM"). Mr. Labant's last position at IBM was as Senior Vice President and General Manager of North American Operations, and previously he served as Vice President and General Manager of the AS 400 Product Manufacturing and Development Division. Mr. Labant also serves on the Board of Directors of Arkwright Insurance, a mutual insurance company, and on the Board of Overseers of the Amos Tuck School of Business at Dartmouth College.

    THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF ROBERT LABANT.

INFORMATION REGARDING NONEMPLOYEE DIRECTORS WHO ARE NOT NOMINEES FOR REELECTION
  AS DIRECTORS

    JEFFREY M. DRAZAN has been a director of the Company since August 1990. Mr. Drazan has been a general partner of Sierra Ventures, a venture capital firm, since 1987. Mr. Drazan also serves as a director of Stratacom Inc., a telecommunications equipment company, Retix, a telecommunications equipment company, and Digital Generation Systems Inc., a multimedia network services company and Micromuse Inc., a networking software company. Mr. Drazan was originally elected to the Board of Directors in August 1990 pursuant to the terms of a Warrant Purchase Agreement.

    PETER A. HOWLEY has been a director of the Company since January 1992. Mr. Howley has been a private investor since May 1994. From August 1985 until May 1994, Mr. Howley served as President, Chief Executive Officer, and Chairman of the Board of Directors of Centex Telemanagement, Inc., a telecommunications management services company. Mr. Howley currently serves as a director of Worldport Communications, Inc., and Exodus Communications, Inc.

COMMITTEES OF THE BOARD

    The Audit Committee of the Board of Directors reviews, acts on and reports to the Board of Directors with respect to various auditing and accounting matters, including the selection of the Company's auditors, the scope of the annual audits, fees to be paid to the auditors, the performance of the Company's independent auditors and the accounting practices of the Company. The Audit Committee consists of Mr. Drazan and Mr. Labant.

    The Compensation Committee of the Board of Directors determines the salaries and incentive compensation of the officers of the Company and provides recommendations for the salaries and incentive compensation of the other employees and the consultants of the Company. The Compensation Committee also administers various incentive compensation, stock and benefit plans. The Compensation Committee consists of Mr. Drazan and Mr. Howley.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation Committee consists of Messrs. Drazan and Howley. Certain members of the Company's Board of Directors have been parties to transactions with the Company. See "Certain Transactions." Although neither Mr. Drazan nor Mr. Howley was an officer or executive of the Company in fiscal year 1997, from October 1991 to November 1991, Mr. Drazan served as interim president of the Company until a successor was found for the individual previously serving in that position.

ATTENDANCE AT BOARD AND COMMITTEE MEETINGS

    During 1997, the Board of Directors held six meetings, the Compensation Committee held four meetings during 1997 and the Audit Committee held three meetings during 1997. During 1997, each incumbent Director attended all meetings of the Board of Directors and all meetings held by committees of which such directors were a member, with the exception of Mr. Labant, who did not attend two Board of Director meetings and one Audit Committee meeting.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Under the securities laws of the United States, the Company's Directors, executive officers, and any persons holding more than ten percent of the Company's Common Stock are required to report their ownership of the Company's Common Stock and any changes in that ownership to the Securities and Exchange Commission and the Nasdaq National Market Surveillance Department. Specific due dates for these reports have been established and the Company is required to report in this Proxy Statement any failure to file by these dates during 1997. Based solely on its review of such forms received by it from such persons for their 1997 transactions, the Company believes that all Directors, officers and beneficial owners of more than ten percent of the Company's Common Stock were in compliance with all such filing requirements.

COMPENSATION OF DIRECTORS

    CASH COMPENSATION. The Company does not pay cash compensation to any of its Directors.

    STOCK OPTION GRANT. Under the Automatic Option Grant component of the Company's 1996 Stock Option/Stock Issuance Plan, each individual who first becomes a non-employee Board member on or after October 11, 1996 will receive a 22,222 share option grant on the date such individual joins the Board, provided such individual has not been in the prior employ of the Company. In addition, at each Annual Stockholders Meeting since the 1997 Annual Meeting, each individual who is to continue to serve as a non-employee Board member after the meeting and has served as a non-employee Board member for at least six months will receive an additional option grant to purchase 4,444 shares of Common Stock whether or not such individual has been in the prior employ of the Company. Each of Messrs. Labant, Howley and Drazan will receive a grant of an option to purchase 4,444 shares of Common Stock in connection with the Annual Meeting.

                     PROPOSAL TWO: APPROVAL OF AMENDMENT TO
                     1996 STOCK OPTIONS/STOCK ISSUANCE PLAN

    The Company's stockholders are being asked to approve an amendment to the Company's 1996 Stock Option/Stock Issuance Plan (the "Plan"), which includes the following changes:

        (i) increase the number of shares of Common Stock available for issuance by 650,000 shares;

        (ii) render non-employee Board members who serve as the Plan Administrator eligible to receive option grants and direct stock issuances under the Discretionary Option Grant and Stock Issuance Programs of the Plan;

        (iii) require stockholder approval of future amendments to the Plan only to the extent necessary to satisfy applicable laws or regulations;

        (iv) allow the shares issued under the Plan which are subsequently reacquired by the Company pursuant to the Company's exercise of its repurchase rights to be added back to the share reserve available for future issuance under the Plan;

        (v) increase the number of shares of Common Stock for which any one individual may receive option grants, separately exercisable stock appreciation rights and direct stock issuances over the term of the Plan to 1,000,000 shares; and

        (vi) effect additional changes to the administrative provisions of the Plan in order to take advantage of the recent amendments to Rule 16b-3 of the Securities and Exchange Commission which exempts certain officer and director transactions under the Plan from the short-swing liability provisions of the Federal securities laws.

    The Plan became effective on June 30, 1996. The amendment to the Plan that is the subject of the Proposal was adopted by the Board on March 25, 1998, subject to stockholder approval at the Annual Meeting.

    The proposed share increase will assure that a sufficient reserve of Common Stock is available under the Plan to attract and retain the services of employees, which is essential to the Company's long-term growth and success. The increase in the number of shares of Common Stock for which any one individual may receive option grants, separately exercisable stock appreciation rights and direct stock issuances under the Plan will ensure that any compensation deemed paid by the Company in connection with the exercise of options or rights or the issuance of shares to the Company's executive officers will continue to qualify as performance-based compensation which is not subject to the $1 million limitation on the tax deductibility of executive compensation per covered individual imposed under Internal Revenue Code Section 162(m). The remaining amendments will provide the Company with more opportunities to make equity incentives available to the non-employee Board members as an inducement for their continued service and to facilitate plan administration by eliminating a number of limitations and restrictions previously incorporated into the Plan to comply with the applicable requirements of SEC Rule 16b-3 prior to its recent amendment.

    The following is a summary of the principal features of the Plan as amended. The summary, however, does not purport to be a complete description of all the provisions of the Plan. Any stockholder of the Company who wishes to obtain a copy of the actual plan document may do so upon written request to the Corporate Secretary at the Company's principal executive offices, 399 Thornall Street, Edison, New Jersey 08837.

EQUITY INCENTIVE PROGRAMS

    The Plan contains three separate equity incentive programs: (i) a Discretionary Option Grant Program, (ii) a Stock Issuance Program and (iii) an Automatic Option Grant Program. The Compensation

Committee of the Board and the Board have separate but concurrent authority to administer the Discretionary Option Grant and Stock Issuance Programs. The Plan Administrator (which as used in this summary will mean either the Compensation Committee or the Board to the extent each such entity is administering the Plan) will have complete discretion (subject to the provisions of the Plan) to authorize option grants under the Plan. However, all grants under the Automatic Option Grant Program will be made in strict compliance with the provisions of that program, and no administrative discretion will be exercised by the Plan Administrator with respect to the grants made thereunder. Stockholder approval of the amendment to the Plan subject to this Proposal will constitute pre-approval of all option grants subsequently made on the basis of the amended Plan under that program and the subsequent exercise and cancellation of those options in accordance with those terms.

SHARE RESERVE

    The maximum number of shares of the Company's Common Stock available for issuance over the term of the Plan may not exceed 2,444,175 shares, including the 650,000-share increase for which stockholder approval is sought under this Proposal. In no event may any one participant in the Plan receive options, separately exercisable stock appreciation rights or direct stock issuances for more than 1,000,000 shares in the aggregate over the term of the Plan.

    The shares of Common Stock issuable under the Plan may be drawn from shares of the Company's authorized but unissued Common Stock or from shares of Common Stock reacquired by the Company, including shares repurchased on the open market.

    In the event any change is made to the outstanding shares of Common Stock by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change in corporate structure effected without the Company's receipt of consideration, appropriate adjustments will be made to the securities issuable (in the aggregate and to each participant) under the Plan and to each outstanding option.

    Should an option expire or terminate prior to exercise in full, the shares subject to the portion of the option not so exercised will be available for subsequent issuance under the Plan. Unvested shares issued under the Plan and subsequently repurchased by the Company at the original option or issue price paid per share will be added back to the share reserve and will accordingly be available for subsequent issuance under the Plan. However, shares subject to any options surrendered in connection with outstanding stock appreciation rights under the Plan will not be available for subsequent issuance.

ELIGIBILITY

    Officers and other employees of the Company and its parent or subsidiaries (whether now existing or subsequently established), non-employee members of the Board and the board of directors of its parent or subsidiaries and consultants and independent advisors of the Company and its parent and subsidiaries will be eligible to participate in the Discretionary Option Grant and Stock Issuance Programs. Non-employee members of the Board (including members of the Compensation Committee) will also be eligible to participate in the Automatic Option Grant Program.

    As of April 6, approximately six executive officers, 36 other employees and three non-employee Board members were eligible to participate in the Plan, and three non-employee Board members were eligible to participate in the Automatic Option Grant Program.

VALUATION

    The fair market value per share of Common Stock on any relevant date under the Plan will be the closing selling price per share on that date on the Nasdaq National Market. On April 6, 1998, the closing selling price per share was $2.94.

                       DISCRETIONARY OPTION GRANT PROGRAM

    Options may be granted under the Discretionary Option Grant Program at an exercise price per share not less than eighty five percent (85%) of the fair market value per share of Common Stock on the option grant date. No granted option will have a term in excess of ten years.

    Upon cessation of service, the optionee will have a limited period of time in which to exercise any outstanding option to the extent such option is exercisable for vested shares. The Plan Administrator will have complete discretion to extend the period following the optionee's cessation of service during which his or her outstanding options may be exercised and/or to accelerate the exercisability or vesting of such options in whole or in part. Such discretion may be exercised at any time while the options remain outstanding, whether before or after the optionee's actual cessation of service.

    The Plan Administrator is authorized to issue two types of stock appreciation rights in connection with option grants made under the Discretionary Option Grant Program:

        TANDEM STOCK APPRECIATION RIGHTS provide the holders with the right to surrender their options for an appreciation distribution from the Company equal in amount to the excess of (a) the fair market value of the vested shares of Common Stock subject to the surrendered option over (b) the aggregate exercise price payable for such shares. Such appreciation distribution may, at the discretion of the Plan Administrator, be made in cash or in shares of Common Stock.

        LIMITED STOCK APPRECIATION RIGHTS may be granted to officers of the Company as part of their option grants. Any option with such a limited stock appreciation right in effect may be surrendered upon the successful completion of a hostile take-over of the Company. In return for the surrendered option, the officer will be entitled to a cash distribution from the Company in an amount per surrendered option share equal to the excess of
    (a) the take-over price per share over (b) the exercise price payable for such share.

    The Plan Administrator will have the authority to effect the cancellation of outstanding options under the Discretionary Option Grant Program which have exercise prices in excess of the then current market price of Common Stock and to issue replacement options with an exercise price based on the market price of Common Stock at the time of the new grant.

                             STOCK ISSUANCE PROGRAM

    Shares may be sold under the Stock Issuance Program at a price per share not less than eighty five percent (85%) of fair market value per share of Common Stock, payable in cash or through a promissory note payable to the Company. Shares may also be issued solely as a bonus for past services.

    The issued shares may either be immediately vested upon issuance or subject to a vesting schedule tied to the performance of service or the attainment of performance goals. The Plan Administrator will, however, have the discretionary authority at any time to accelerate the vesting of any unvested shares.

                         AUTOMATIC OPTION GRANT PROGRAM

    Under the Automatic Option Grant Program, each individual who first becomes a non-employee Board member will automatically be granted at that time an option grant for 22,222 shares of Common Stock. In addition, on the date of each Annual Stockholders Meeting, beginning with the 1997 Annual Meeting, each individual who is to continue to serve as a non-employee Board member after such meeting will automatically be granted an option to purchase 4,444 shares of Common Stock, provided such individual has served as a non-employee Board member for at least six months.

    Each option will have an exercise price per share equal to 100% of the fair market value per share of Common Stock on the option grant date and a maximum term of ten years measured from the option grant date. Each option will be immediately exercisable for all the option shares; however, any purchased shares will be subject to repurchase by the Company, at the exercise price paid per share, upon the optionee's cessation of Board service prior to vesting. Each initial option grant will vest (and the Company's repurchase rights will lapse) in a series of four (4) equal successive annual installments upon the optionee's completion of each year of Board service over the four (4)-year period of Board service measured from the option grant date. Each annual grant will vest (and the Company's repurchase right will lapse) upon the optionee's completion of one
(1) year of Board service measured from the grant date.

    The shares subject to each automatic option grant will immediately vest upon the optionee's death or permanent disability or upon certain changes in the ownership or control of the Company. In addition, upon the successful completion of a hostile take-over, each automatic option grant may be surrendered to the Company for a cash distribution per surrendered option share in an amount equal to the excess of (a) the take-over price per share over (b) the exercise price payable for such share.

                               GENERAL PROVISIONS

ACCELERATION

    In the event that the Company is acquired by merger or asset sale, each outstanding option under the Discretionary Option Grant Program which is not to be assumed by the successor corporation or replaced with a comparable option to purchase shares of the capital stock of the successor corporation will automatically accelerate in full, and all unvested shares under the Stock Issuance Program will immediately vest, except to the extent the Company's repurchase rights with respect to those shares are to be assigned to the successor corporation. The Plan Administrator will have the discretionary authority to provide for the acceleration of any options assumed in an acquisition and any unvested shares which do not vest at the time of the acquisition upon the involuntary termination of the optionee's service within 18 months following the acquisition. In connection with a hostile change in control of the Company (whether by successful tender offer for more than 50% of the outstanding voting stock or by proxy contest for the election of Board members), the Plan Administrator will have the discretionary authority to provide for the automatic acceleration of outstanding options under the Discretionary Grant Program and the automatic vesting of outstanding shares under the Stock Issuance Program at the time of such change in control or upon the subsequent termination of the optionee's service.

    The acceleration of vesting in the event of a change in the ownership or control of the Company may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt or other efforts to gain control of the Company.

FINANCIAL ASSISTANCE

    The Plan Administrator may permit one or more participants to pay the exercise price of outstanding options or the purchase price of shares under the Plan by delivering a promissory note payable in installments. The Plan Administrator will determine the terms of any such promissory note. However, the maximum amount of financing provided any participant may not exceed the cash consideration payable for the purchased shares plus all applicable taxes incurred in connection with the acquisition of the shares. Any such promissory note may be subject to forgiveness in whole or in part, at the discretion of the Plan Administrator, over the participant's period of service.

SPECIAL TAX ELECTION

    The Plan Administrator may provide one or more holders of options or unvested shares with the right to have the Company withhold a portion of the shares otherwise issuable to such individuals in satisfaction of the tax liability incurred by such individuals in connection with the exercise of those options or the vesting of those shares. Alternatively, the Plan Administrator may allow such individuals to deliver previously acquired shares of Common Stock in payment of such tax liability.

AMENDMENT AND TERMINATION

    The Board may amend or modify the Plan in any or all respects whatsoever subject to any required stockholder approval. The Board may terminate the Plan at any time, and the Plan will in all events terminate on June 29, 2006.

STOCK AWARDS

    The table below shows, as to each of the Company's executive officers named in the Summary Compensation Table and the various indicated individuals and groups, the number of shares of Common Stock subject to options granted between January 1, 1997 and April 24, 1998 under the Plan together with the weighted average exercise price payable per share.

                              OPTION TRANSACTIONS

                                                                                                       WEIGHTED
                                                                                       NUMBER OF        AVERAGE
NAME                                                                                 OPTION SHARES  EXERCISE PRICE
-----------------------------------------------------------------------------------  -------------  ---------------

Thomas F. Murawski.................................................................      125,000       $    2.30
Chief Executive Officer, President and Chairman of the Board of Directors

Thomas C. Mullaney.................................................................           --              --
Vice President, Sales

Peter S. Macaluso..................................................................       25,000            1.50
Vice President and Chief Financial Officer

George Frylinck....................................................................       25,000            1.50
Vice President, International Marketing and Business Development

James C. Kaufeld...................................................................       25,000            1.50
Vice President, Engineering

All current executive officers as a group (6 persons)..............................      310,000            2.33

Jeffrey M. Drazan..................................................................        4,444            1.50
Director

Peter A. Howley....................................................................        4,444            1.50
Director

Robert Labant......................................................................       26,666(1)         2.70
Director

All non-employee directors as a group (3 persons)..................................       35,554            2.40

All employees, including current officers who are not executive officers as

  a group (45 persons).............................................................      710,777            2.50

------------------------

(1) Includes an option to purchase 22,222 shares of Common Stock that was granted to Mr. Labant upon cancellation of a grant in June 1996 of an option to purchase 22,222 shares of Common Stock at an exercise price of $8.00 per share.

                        FEDERAL INCOME TAX CONSEQUENCES

OPTION GRANTS

    Options granted under the Plan may be either incentive stock options which satisfy the requirements of Section 422 of the Internal Revenue Code or non-statutory options which are not intended to meet such requirements. The Federal income tax treatment for the two types of options differs as follows:

    INCENTIVE STOCK OPTIONS. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise disposed of. For Federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition is made after the optionee has held the shares for more than two years after the option grant date and more than one year after the exercise date. If either of these two holding periods is not satisfied, then a disqualifying disposition will result.

    If the optionee makes a disqualifying disposition of the purchased shares, then the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of (i) the fair market value of such shares on the option exercise date over (ii) the exercise price paid for the shares. In no other instance will the Company be allowed a deduction with respect to the optionee's disposition of the purchased shares.

    NON-STATUTORY OPTIONS. No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

    If the shares acquired upon exercise of the non-statutory option are unvested and subject to repurchase by the Company in the event of the optionee's termination of service prior to vesting in those shares, then the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when the Company's repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the repurchase right lapses over (ii) the exercise price paid for the shares. The optionee may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of exercise of the option an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date over (ii) the exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses.

    The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee.

DIRECT STOCK ISSUANCE

    The tax principles applicable to direct stock issuances under the Plan will be substantially the same as those summarized above for the exercise of non-statutory option grants.

STOCK APPRECIATION RIGHTS

    An optionee who is granted a stock appreciation right will recognize ordinary income in the year of exercise equal to the amount of the appreciation distribution. The Company will be entitled to an income tax deduction equal to the appreciation distribution for the taxable year in which such ordinary income is recognized by the optionee.

                    DEDUCTIBILITY OF EXECUTIVE COMPENSATION

    The Company anticipates that any compensation deemed paid by it in connection with disqualifying dispositions of incentive stock option shares or exercises of non-statutory options granted with exercise prices equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation for purposes of Code Section 162(m) and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of the Company. Accordingly, all compensation deemed paid with respect to those options is expected to remain deductible by the Company without limitation under Code Section 162(m).

                              ACCOUNTING TREATMENT

    Option grants or stock issuances with exercise or issue prices less than the fair market value of the shares on the grant or issue date will result in a compensation expense to the Company's earnings equal to the difference between the exercise or issue price and the fair market value of the shares on the grant or issue date. Such expense will be accruable by the Company over the period that the option shares or issued shares are to vest. Option grants or stock issuances at 100% of fair market value will not result in any charge to the Company's earnings. However, the Company must disclose in footnotes and pro-forma statements to the Company's financial statements, the impact those options would have upon the Company's reported earnings were the value of those options at the time of grant treated as a compensation expense. Whether or not granted at a discount, the number of outstanding options may be a factor in determining the Company's earnings per share on a fully-diluted basis.

    Should one or more optionees be granted stock appreciation rights which have no conditions upon exercisability other than a service or employment requirement, then such rights will result in a compensation expense to the Company's earnings.

                               NEW PLAN BENEFITS

    As of April 6, 1998, no option grants have been made under the Plan on the basis of the 650,000-share increase for which stockholder approval is sought as part of this Proposal. However, on the date of the Annual Meeting, each of Messrs. Drazan, Howley and Labant will receive an option grant for 4,444 shares under the Automatic Option Grant Program at an exercise price equal to the fair market value of the shares on that date.

                              STOCKHOLDER APPROVAL

    The affirmative vote of a majority of the outstanding voting shares of the Company present or represented and entitled to vote at the 1998 Annual Meeting is required for approval of the amendment to the Plan. Should such stockholder approval not be obtained, then the share reserve will not be increased, non-employee Board members who serve as Plan Administrator will not become eligible to receive option grants under the Discretionary Option Grant Program or direct stock issuances under the Stock Issuance Program, any unvested shares repurchased by the Company will not be added back to the share reserve for reissuance and the maximum number of shares of Common Stock for which any one individual may receive option grants, separately exercisable stock appreciation rights and direct stock issuances over the term of this Plan will not be increased to 1,000,000 shares. The Plan will, however, continue to remain in effect, and option grants and stock issuances may continue to be made pursuant to the provisions of the Plan prior to its amendment until the available reserve of Common Stock under such plan is issued.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE PLAN. THE BOARD BELIEVES THAT IT IS IN THE BEST INTERESTS OF THE COMPANY TO IMPLEMENT A COMPREHENSIVE EQUITY INCENTIVE PROGRAM FOR THE COMPANY WHICH WILL PROVIDE A MEANINGFUL OPPORTUNITY FOR OFFICERS, EMPLOYEES AND NON-EMPLOYEE BOARD MEMBERS TO ACQUIRE A SUBSTANTIAL PROPRIETARY INTEREST IN THE ENTERPRISE AND THEREBY ENCOURAGE SUCH INDIVIDUALS TO REMAIN IN THE COMPANY'S SERVICE AND MORE CLOSELY ALIGN THEIR INTERESTS WITH THOSE OF THE STOCKHOLDERS.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

                               EXECUTIVE OFFICERS

    The executive officers of the Company on April 6, 1998 were the following:

NAME                                     AGE                            POSITION WITH THE COMPANY
-----------------------------------      ---      ----------------------------------------------------------------------
Thomas F. Murawski.................          53   Chief Executive Officer, President and Chairman of the Board of
                                                  Directors
Thomas C. Mullaney.................          52   Vice President, Sales
Peter S. Macaluso..................          51   Vice President and Chief Financial Officer
George Frylinck....................          50   Vice President, International Marketing and Business Development
James C. Kaufeld...................          46   Vice President, Engineering
William Fallon.....................          37   Vice President, Marketing

INFORMATION CONCERNING EXECUTIVE OFFICERS WHO ARE NOT NOMINEES FOR REELECTION AS
  DIRECTORS

    THOMAS F. MURAWSKI joined FaxSav in November 1991, after serving as Executive Vice President of Western Union Corporation, a global telecommunications and financial services company ("Western Union"), where he was President of its Network Services Group. Prior to joining Western Union, Mr. Murawski served twenty-three years with ITT Corporation, a diversified manufacturing and services company ("ITT"). He has held operating responsibilities in the areas of subsidiary and product line management, engineering, sales and marketing for both voice and data-oriented businesses. Mr. Murawski's last position with ITT was President and General Manager of ITT World Communications Inc., an international telecommunications services company.

    THOMAS C. MULLANEY joined FaxSav in June 1994 after serving from February 1994 to June 1994 as the Chief Operating Officer of Athena Design, Inc., a start-up software company. From January 1991 through February 1994, Mr. Mullaney was self-employed as a marketing consultant to telecommunications companies. Prior to working as a consultant, Mr. Mullaney served eighteen years at MCI, a diversified telecommunications services company. He served MCI as Regional Vice President of Sales and Operations, Vice President of National Sales and Customer Service, Division Vice President Sales and Marketing, as well as Vice President of Carrier and Special Account Sales.

    PETER S. MACALUSO has been employed by FaxSav since February 1991. From August 1989 to February 1991, he was Vice President of Operations for Century Cellular Corp., a cellular subsidiary of Cellular Communications Inc., a cable television services and cellular phone company. He was employed by Metro Mobile CTS Inc., an independent cellular telephone company ("Metro Mobile"), from May 1985 to December 1988, where his position was Chief Financial Officer. Mr. Macaluso is a certified public accountant and, prior to his employment at Metro Mobile, he was employed by Coopers & Lybrand, an international accounting and management consulting firm. His last position with Coopers & Lybrand was as an Audit Manager.

    GEORGE FRYLINCK joined FaxSav in November 1992. From November 1990 until Mr. Frylinck joined the Company, he acted as an independent consultant to various telecommunications industry clients. From 1988 to November 1990, he was Senior Vice President of Marketing, Sales and International Operations, at World Communications Inc., a communications services company that was a subsidiary of the Swiss-based TeleColumbus Incorporated. Prior to his experience at World Communications Inc., Mr. Frylinck was the Vice President responsible for establishing and directing marketing and sales functions for International Private Line Services (IPLS) at Western Union and served at ITT, where he held such key management positions as Director of Product Management, International Leased Lines with ITT.

    JAMES C. KAUFELD joined FaxSav in April 1993 and has over twenty years experience in the design, development and management of telecommunications systems. From January 1989 to April 1993,

Mr. Kaufeld was General manager and Regional Vice President of IEX (a telecommunications consulting firm), with responsibility for sales and product management for the carrier market. Prior to January 1989, Mr. Kaufeld worked at AT&T Bell Laboratories, where he held a variety of management positions and assignments ranging rom research into multi- processor operating systems, to the design and development of interactive systems for real-time control of AT&T's long distance network.

    WILLIAM FALLON joined FaxSav in March 1998. From July 1996 until he joined the Company, he was Director of Business Development and then Vice President of Operations for Audible, Inc. ("Audible"), a start-up Internet commerce company. Prior to joining Audible, from 1986 to July 1996 Mr. Fallon held a variety of senior marketing and product management positions at AT&T Corporation, primarily in the development of its messaging and online/Internet businesses. His two most recent positions at AT&T were as Director of its HomePlace Messaging Services Group, a network-based unified messaging service, and Director of PersonaLink Services, an advanced electronic messaging service.

                           SUMMARY COMPENSATION TABLE

    The following table sets forth the annual and long-term compensation paid by the Company during 1997, 1996 and 1995 to the Company's Chief Executive Officer and the four other mostly highly compensated executive officers of the Company whose total compensation during 1997 exceeded $100,000 (collectively, the "Named Executive Officers"):

                                                                                                           LONG-TERM
                                                                                                         COMPENSATION
                                                                                         ANNUAL             AWARDS
                                                                                    COMPENSATION (1)     -------------
                                                                                  ---------------------   SECURITIES
                                                                       FISCAL       SALARY      BONUS     UNDERLYING
NAME AND PRINCIPAL POSITION                                             YEAR         ($)         ($)      OPTIONS (#)
-------------------------------------------------------------------  -----------  ----------  ---------  -------------
Thomas F. Murawski,................................................        1997   $  199,142  $  40,000      125,000
President and Chief Executive Officer                                      1996      190,362     61,025       77,778
                                                                           1995      149,220     45,000      253,763

Thomas C. Mullaney,................................................        1997      148,512         --           --
Vice President, Sales                                                      1996      148,362     22,955           --
                                                                           1995      114,572     37,500      113,334

Peter S. Macaluso,.................................................        1997      119,424     18,500       25,000
Vice President and Chief Financial Officer                                 1996      119,334     18,596        8,889
                                                                           1995       99,220     18,750       39,250

James C. Kaufeld,..................................................        1997      148,512     10,000       25,000
Vice President, Engineering                                                1996      148,362     18,770        6,667
                                                                           1995      139,220     15,000       22,238

George Frylinck,...................................................        1997   $  118,512  $  20,000       25,000
Vice President, International Marketing and                                1996      118,362     10,440        3,333
  Business Development                                                     1995       99,220     18,750       37,583

------------------------

(1) Other compensation in the form of perquisites and other personal benefits has been omitted as the aggregate amount of such perquisites and other personal benefits constituted the lesser of $50,000 or 10% of the total annual salary and bonus of the Named Executive Officer for such year.

                       OPTION GRANTS IN LAST FISCAL YEAR

    The following table shows, with respect to the Named Executive Officers, certain information concerning the grant of stock options in 1997.

                                                                                                      POTENTIAL REALIZABLE
                                                             INDIVIDUAL GRANTS                              VALUE AT
                                         ----------------------------------------------------------      ASSUMED ANNUAL
                                          NUMBER OF     PERCENT OF                                       RATES OF STOCK
                                         SECURITIES    TOTAL OPTIONS       INITIAL                     PRICE APPRECIATION
                                         UNDERLYING     GRANTED TO        EXERCISE                    FOR OPTION TERM (2)
                                           OPTIONS     EMPLOYEES IN         PRICE       EXPIRATION   ----------------------
NAME                                       GRANTED    FISCAL YEAR(1)      ($/SHARE)        DATE          5%         10%
---------------------------------------  -----------  ---------------  ---------------  -----------  ----------  ----------
Thomas F. Murawski.....................      25,000            4.5%       $    1.50        5/19/07   $   23,583  $   59,765
                                            100,000           18.0%            2.50        12/9/07      157,223     398,435
Thomas C. Mullaney.....................      --             --               --             --           --          --
Peter S. Macaluso......................      25,000            4.5%            1.50        5/19/07       23,583      59,765
James C. Kaufeld.......................      25,000            4.5%            1.50        5/19/07       23,583      59,765
George Frylinck........................      25,000            4.5%            1.50        5/19/07       23,583      59,765

------------------------

(1) Based on a aggregate of 552,277 options granted to employees in fiscal 1997, including options granted to the Named Executive Officers.

(2) Amounts represent hypothetical gains that could be achieved for the respective options at the end of the ten-year option term. The assumed 5% and 10% rates of stock appreciation are mandated by rules of the Securities and Exchange Commission and do not represent the Company's estimate of the future market price of the Common Stock from the date of grant to the current date.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES

    No options were exercised by the Named Executive Officers in 1997. The following table sets forth certain information for each Named Executive Officers regarding stock option holdings as of December 31, 1997.

                                                                                                 VALUE OF
                                                               NUMBER OF SECURITIES            UNEXERCISED
                                                              UNDERLYING UNEXERCISED           IN-THE-MONEY
                                                                    OPTIONS AT                  OPTIONS AT
                                                               FISCAL YEAR-END (#)          FISCAL YEAR END(1)
                                                            --------------------------  --------------------------
NAME                                                        EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
----------------------------------------------------------  -----------  -------------  -----------  -------------
Thomas F. Murawski........................................     312,620        291,046    $ 570,837    $   424,742
Thomas C. Mullaney........................................      90,851         66,927      191,364        147,442
Peter S. Macaluso.........................................      65,412         48,589      119,592         67,850
James C. Kaufeld..........................................      78,806         41,304      135,576         53,032
George Frylinck...........................................      64,309         44,135      119,019         31,897

------------------------

(1) Amounts calculated by subtracting the exercise price of the options from the market value of the underlying Common Stock using the closing selling price on the Nasdaq National Market of $2.56 per share of Common Stock on December 31, 1997.

                         COMPENSATION COMMITTEE REPORT

    The Compensation Committee of the Board of Directors consists of two nonemployee directors, Messrs. Drazan and Howley. See "Executive
Compensation-Compensation Committee Interlocks and Insider Participation." The Compensation Committee has reviewed and ratified the compensation paid to executive officers in 1997.

    The Compensation Committee advises the Board of Directors on matters of the Company's compensation philosophy and the compensation of executive officers and other individuals compensated by the Company. The Compensation Committee also is responsible for the administration of the Company's Plan under which option grants, restricted awards and performance awards may be made to directors, executive officers and employees of the Company and its subsidiaries.

    GENERAL COMPENSATION POLICY. The fundamental policy of the Compensation Committee is to provide the Company's executive officers with competitive compensation opportunities based upon their contribution to the development and financial success of the Company and their personal performance. It is the Compensation Committee's objective to have a portion of each executive officer's compensation contingent upon the Company's performance as well as upon such executive officer's own level of performance. Accordingly, the compensation package for each executive officer is comprised of two elements: (i) base salary which reflects individual performance and is designed primarily to be competitive with salary levels in the industry and (ii) long-term stock-based incentive awards which strengthen the mutuality of interests between the executive officers and the Company's stockholders.

    FACTORS. The principal factors which the Compensation Committee considered in ratifying the components of each executive officer's compensation package for fiscal year 1997 are summarized below. The Compensation Committee may, however, in its discretion apply entirely different factors in advising the Chief Executive Officer and the Board of Directors with respect to executive compensation for future years.

        - BASE SALARY. The suggested base salary for each executive officer is determined on the basis of the following factors: experience, personal performance, the salary levels in effect for comparable positions within and without the industry and internal base salary comparability considerations. The weight given to each of these factors differs from individual to individual, as the Compensation Committee deems appropriate.

        - BONUS. The suggested bonus for each executive officer is determined on the basis of the following factors: Company performance, personal performance and the bonus levels in effect for comparable positions within and without the industry. The Committee establishes maximum annual bonus amounts for each individual based on the bonus levels for comparable positions and earned bonus amounts are based on performance results. The weight given to each of these factors differs from individual to individual, as the Compensation Committee deems appropriate. In addition, the Compensation Committee may from time to time award additional cash bonuses when such bonuses are deemed to be in the best interest of the Company.

        - LONG-TERM INCENTIVE COMPENSATION. Long-term incentives are provided primarily through grants of stock options. The grants are designed to align the interests of each executive officer with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the Company. Each option grant allows the individual to acquire shares of the Company's Common Stock at a fixed price per share (generally, the market price on the grant date) over a specified period of time (up to ten years). Each option generally becomes exercisable in installments over a five-year period, contingent upon the executive officer's continued employment with the Company. Accordingly, the option grant will provide a return to the executive officer only if the executive officer remains employed by the

    Company during the vesting period, and then only if the market price of the underlying shares appreciates.

    The number of shares subject to each option grant is set at a level intended to create a meaningful opportunity for stock ownership based on the executive officer's current position with the Company, the base salary associated with that position, the size of comparable awards made to individuals in similar positions within the industry, the individual's potential for increased responsibility and promotion over the option term and the individual's personal performance in recent periods. The Compensation Committee also considers the number of unvested options held by the executive officer in order to maintain an appropriate level of equity incentive for that individual. However, the Compensation Committee does not adhere to any specific guidelines as to the relative option holdings of the Company's executive officers. There were 200,000 stock options granted to executive officers in 1997.

    CEO COMPENSATION. Regulations of the Securities and Exchange Commission require the Board of Directors to disclose their basis for compensation reported for Mr. Murawski in 1997 and to discuss the relationship between the Company's performance during the last fiscal year and Mr. Murawski's performance. In advising the Board of Directors with respect to the compensation payable to the Company's Chief Executive Officer, the Compensation Committee seeks to establish a level of base salary competitive with that paid by companies within the industry which are of comparable size to the Company and by companies outside of the industry with which the Company competes for executive talent.

    The suggested base salary established for Mr. Murawski on the basis of the foregoing criteria was intended to provide a level of stability and certainty each year. Accordingly, this element of compensation was not affected to any significant degree by Company performance factors.

    COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M).  As a result of
Section 162(m) of the Internal Revenue Code of 1986, as amended, which was enacted into law in 1993, the Company will not be allowed a federal income tax deduction for compensation paid to certain executive officers, to the extent that compensation exceeds $1 million per officer in any one year. This limitation will apply to all compensation paid to the covered executive officers which is not considered to be performance based. Compensation which does qualify as performance-based compensation will not have to be taken into account for purposes of this limitation. The Plan contains certain provisions which are intended to assure that any compensation deemed paid in connection with the exercise of stock options granted under the plan with an exercise price equal to the market price of the option shares on the grant date will qualify as performance-based compensation. The Compensation Committee does not expect that the compensation to be paid to the Company's executive officers for 1998 will exceed the $1 million limit per officer.

THE COMPENSATION COMMITTEE

MR. PETER A. HOWLEY
MR. JEFFREY M. DRAZAN

                               PERFORMANCE GRAPH

    Set forth below is a graph comparing the annual percentage change in the Company's cumulative total stockholder return on its Common Stock from October 11, 1996 (the date public trading of the Company's stock commenced) to the last day of the Company's last completed fiscal year (as measured by dividing (i) the sum of (A) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and (B) the excess of the Company's share price at the end over the price at the beginning of the measurement period, by (ii) the share price at the beginning of the measurement period) with the cumulative total return so calculated of the Nasdaq Stock Market-US Index and a stock index comprised of companies in a line of business similar to the Company during the same period.

                    COMPARISON OF CUMULATIVE TOTAL RETURN(1)
         AMONG FAXSAV INCORPORATED, THE NASDAQ STOCK MARKET (US) INDEX
                    AND THE NASDAQ TELECOMMUNICATIONS INDEX
EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

       COMPARISON OF 14 MONTH CUMULATIVE TOTAL RETURN*
among faxsav incorporated, the NASDAQ stock market (U.S.)
index
and the NASDAQ telecommunications index
                                                                      FAXSAV INCORPORATED        NASDAQ STOCK MARKET (U.S.)
10/11/96                                                                              100                               100
12/1/96                                                                                69                               103
12/1/97                                                                                32                               127

       COMPARISON OF 14 MONTH CUMULATIVE TOTAL RETURN*
among faxsav incorporated, the NASDAQ stock market (U.S.)
index
and the NASDAQ telecommunications index
                                                                         NASDAQ TELECOMMUNICATIONS

10/11/96                                                                                       100

12/1/96                                                                                        101

12/1/97                                                                                        149


                                                                                      10/11/96     12/96      12/97
                                                                                      ---------  ---------  ---------
FaxSav Incorporated.................................................................  $  100.00  $   68.75  $   32.03
Nasdaq Stock Market (U.S.) Index....................................................     100.00     103.16     126.62
Nasdaq Telecommunications Index.....................................................     100.00     100.90     149.03

------------------------
(1) $100 invested on 10/11/96 in FaxSav Incorporated, the Nasdaq Stock Market
    (US) Index and the Nasdaq Telecommunications Index.

    Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, which might incorporate future filings made by the Company under those statutes, the preceding Compensation Committee Report on Executive Compensation and the Company Stock Performance Graph will not be incorporated by reference into any of those prior filings, nor will such report or graph be incorporated by reference into any future filings made by the Company under those statutes.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of April 6, 1998 by (i) each person (or group of affiliated persons) who is known by the Company to own beneficially five percent or more of the outstanding shares of Common Stock of the Company,
(ii) each Director and nominee for Director, (iii) each of the Named Executive Officers and (iv) all executive officers and Directors as a group. The information concerning beneficial owners of more than 5% of the Company's Common Stock is based solely on filings with the Securities and Exchange Commission on Schedules 13(D), 13(G) and on Forms 3, 4 and 5.

                                                                          NUMBER OF SHARES OF        PERCENTAGE OF
                                                                       COMMON STOCK BENEFICIALLY        SHARES
NAME OF BENEFICIAL OWNER                                                       OWNED(1)            OUTSTANDING(1)(2)
---------------------------------------------------------------------  -------------------------  -------------------
Entities affiliated with Sierra Ventures (2).........................             2,106,076                 18.2%
  Building 4, Suite 210
  3000 Sand Hill Road
  Menlo Park, California 94025
Telstra Holdings Pty. Limited c/o FaxSav Incorporated................               961,723                  8.3%
  399 Thornall Street
  Edison, NJ
Entities affiliated with Menlo Ventures (3)..........................               845,833                  7.3%
  3000 Sand Hill Road
  Menlo Park, CA 94025
Battery Ventures II, L.P.............................................               796,847                  6.9%
  200 Portland Street
  Boston, MA 02114
Sutter Hill Ventures, a California Limited Partnership (4)...........               688,497                  5.9%
  755 Page Mill Road, Suite A-200
  Palo Alto, CA 94304-1005
Thomas F. Murawski (5)...............................................               350,478                  3.0%
Jeffrey Drazan (2)...................................................             2,106,076                 18.2%
Peter A. Howley (6)..................................................               211,558                  1.8%
Robert Labant (7)....................................................                21,388                    *
Thomas C. Mullaney (8)...............................................               104,592                    *
Peter S. Macaluso (9)................................................                75,078                    *
James C. Kaufeld (10)................................................                88,438                    *
George Frylinck (11).................................................                73,346                    *
All current directors and executive officers as a group (8                     3,030,954(12)                26.1%
  persons)...........................................................

------------------------

*   Less than one percent.

(1) Gives effect to the shares of Common Stock issuable within 60 days of April 6, 1998 upon the exercise of all options and other rights beneficially owned by the indicated stockholders on that date. Unless otherwise indicated, the persons named in the table have sole voting and sole investment control with respect to all shares beneficially owned. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to shares.

(2) Includes (i) 1,375,364 shares of Common Stock held by Sierra III, (ii) 13,832 shares of Common Stock held by Sierra III International and (iii) 676,325 shares of Common Stock held by Sierra V. Mr. Drazan, a Director of the Company, is a general partner of an affiliate of Sierra III, Sierra III

    International and Sierra V and, as such, may be deemed to share voting and investment power with respect to such shares. Mr. Drazan disclaims beneficial ownership of such shares except to the extent of his interest in such shares arising from his interest in Sierra III, Sierra III International and Sierra V. Also includes 40,555 shares of Common Stock issuable to Mr. Drazan upon exercise of stock options.

(3) Includes (i) 833,333 shares of Common Stock held by Menlo VI and (ii) 12,500 shares of Common Stock held by Menlo Entrepreneurs. MV Management VI, L.P. is the General Partner of Menlo VI and Menlo Entrepreneurs.

(4) Excludes an aggregate of 390,497 shares of Common Stock held, in their individual capacity, by the five general partners of the general partner of Sutter Hill Ventures, a California Limited Partnership ("Sutter Hill"). The five general partners share voting and investment power with respect to the shares held by Sutter Hill. Each of these individuals disclaims beneficial ownership of the shares held by Sutter Hill except as to their proportionate interest therein, and disclaims beneficial ownership of the shares held by the other four individuals.

(5) Consists of 349,478 shares of Common Stock issuable upon exercise of stock options. Also includes 1,000 shares of Common Stock held by Mr. Murawski's son. Mr. Murawski disclaims beneficial ownership of the shares held by his son.

(6) Includes 43,333 shares of Common Stock issuable upon exercise of stock options.

(7) Includes 4,444 shares of Common Stock issuable upon exercise of stock options.

(8) Consists of 104,592 shares of Common Stock issuable upon exercise of stock options.

(9) Consists of 75,078 shares of Common Stock issuable upon exercise of stock options.

(10) Consists of 88,438 shares of Common Stock issuable upon exercise of stock options.

(11) Consists of 73,346 shares of Common Stock issuable upon exercise of stock options.

(12) See Notes (2) through (11).

                              CERTAIN TRANSACTIONS

STOCK OPTIONS

    In 1997, the Company granted executive officers and directors a total of 213,332 stock options with exercise prices ranging from $1.50 per share to $2.50 per share.

EMPLOYMENT SEVERANCE AGREEMENTS

    The Company does not presently have any employment contracts in effect with the Chief Executive Officer or any of the other Named Executive Officers.

    The Compensation Committee as Plan Administrator of the Plan will have the authority to provide for the accelerated vesting of the shares of Common Stock subject to outstanding options held by the Chief Executive Officer and any other executive officer or the shares of Common Stock subject to direct issuances held by such individual, in connection with certain changes in control of the Company or the subsequent termination of the officer's employment following the change in control event.

    Each of the Company's directors and officers, with the exception of Mr. Labant, is party to an agreement with the Company providing for the acceleration of the vesting of options to purchase Common Stock held by such director and officer in the event of the involuntary removal or dismissal (as defined in such agreement) of such director or officer in connection with an acquisition (as defined in such agreement) of the Company. Such agreements may have the effect of delaying or preventing a change in control of the Company, and therefore, could adversely affect the price of the Company's Common Stock. The Company has also agreed to pay Mr. Murawski $12,500 per month, plus all benefits, for up to three months after the termination of his employment without cause.

    Each of the Company's officers is party to an agreement with the Company providing for certain payments in the event of an involuntary termination (as defined in the agreements) in connection with a change in control (as defined in the agreement). Mr. Murawski's agreement provides for the payment of an amount equal to eighteen months base salary. Mr. Macaluso's agreement provides for the payment of an amount equal to twelve months base salary. The remaining officers have agreements providing for the payment of an amount equal to six months base salary.

AGREEMENT WITH TELSTRA INCORPORATED

    The Company and Telstra Incorporated are parties to a Traffic Agreement, effective November 1994 (the "Traffic Agreement"). Under the terms of the Traffic Agreement, the Company will exclusively use Telstra's (or its nominees) "WorldFax" service for the Company's outbound traffic from the United States provided that such service is offered at a rate which the Company can reasonably demonstrate that it can secure from a recognized service provider for services of equivalent quality on comparable terms over the same time period. The Traffic Agreement has a five year term which began in late 1995, upon the commercial commencement of Telstra's "WorldFax" service in the United States. In 1997, FaxSav paid Telstra $115,922 for services under the Traffic Agreement.

                 PROPOSAL THREE: INDEPENDENT PUBLIC ACCOUNTANTS

    Upon the recommendation of the Audit Committee, the Board of Directors appointed Coopers & Lybrand L.L.P., independent public accountants and auditors of the Company since 1992 as auditors of the Company to serve for the year ending December 31, 1998, subject to the ratification of such appointment by the stockholders at the Annual Meeting. The affirmative vote of a plurality of the Company's outstanding Common Stock present in person or by proxy is required to ratify the appointment of the auditors. A representative of Coopers & Lybrand L.L.P. will attend the Annual Meeting with the opportunity to make a statement if he or she so desires and will also be available to answer inquiries.

    THE BOARD OF DIRECTORS RECOMMENDS THE RATIFICATION OF THE APPOINTMENT OF COOPERS & LYBRAND L.L.P. AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS AND AUDITORS.

                             STOCKHOLDER PROPOSALS

    In accordance with regulations issued by the Securities and Exchange Commission by certified mail-return receipt requested, stockholder proposals intended for presentation at the 1999 Annual Meeting of Stockholders must be received by the Secretary of the Company no later than December 7, 1998 if such proposals are to be considered for inclusion in the Company's Proxy Statement for the 1998 Annual Meeting of Stockholders.

                                 OTHER MATTERS

    Management knows of no matters that are to be presented for action at the meeting other than those set forth above. If any other matters properly come before the meeting, the persons named in the enclosed form of proxy will vote the shares represented by proxies in accordance with their best judgment on such matters.

    Proxies will be solicited by mail and may also be solicited in person or by telephone by some regular employees of the Company. The Company may also consider the engagement of a proxy solicitation firm. Costs of the solicitation will be borne by the Company.

                                          By Order of the Board of Directors

                                          /s/ Thomas F. Murawski

                                          Thomas F. Murawski
                                          Chief Executive Officer and President

Edison, New Jersey
April 28, 1998

                                REVOCABLE PROXY
                              FAXSAV INCORPORATED

|X| PLEASE MARK VOTES
    AS IN THIS EXAMPLE

                  PROXY FOR ANNUAL MEETING OF STOCKHOLDERS --
                                  MAY 28, 1998

       (This Proxy is solicited by the Board of Directors of the Company)

      The undersigned stockholder of FaxSav Incorporated hereby appoints Thomas
F. Murawski, Chief Executive Officer, President and Chairman of the Board of Directors, and Peter S. Macaluso, Vice President and Chief Financial Officer, and each of them, with full power of substitution, proxies to vote the shares of stock, in accordance with the undersigned's specifications, which the undersigned could vote if personally present at the Annual Meeting of Stockholders of FaxSav Incorporated to be held at the Woodbridge Hilton, 120 Wood Avenue South, Iselin, New Jersey 08830, (732) 494-6200 on May 28, 1998 at 10:00 a.m. (daylight savings time), or any adjournment thereof.

1. ELECTION OF DIRECTOR (for                             With-
   term as described in the Proxy                For     hold
   Statement).                                   |_|      |_|

   Robert Labant


2. APPROVAL OF AMENDMENTS.

   To 1996 Stock Option/Stock Issuance          For    Against    Abstain
   Plan (as described in the Proxy              |_|      |_|        |_|
   Statement).


3. RATIFICATION OF ACCOUNTANTS.
                                                For    Against    Abstain
   Proposal to ratify the selection of          |_|      |_|        |_|
   Coopers & Lybrand L.L.P., independent
   public accountants, as auditors of the
   Company (as described in the Proxy
   Statement).


4. IN THEIR DISCRETION UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING

      UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF PERSON NOMINATED BY MANAGEMENT AS DIRECTOR AND FOR PROPOSALS 2 & 3.


                                    ----------------------------------------
 Please be sure to sign and date    Date
  this Proxy in the box below.
----------------------------------------------------------------------------


---Stockholder sign above---------Co-holder (if any) sign above-------------

      Please date and sign exactly as your name appears on the envelope in which the material was mailed. If shares are held jointly, each stockholder should sign. Executors, administrators, trustees, etc. should use full title and, if more than one, all should sign. If the stockholder is a corporation, please sign full corporate name by an authorized officer. If the stockholder is a partnership, please sign full partnership name by an authorized person.


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  Detach above card, sign, date and mail in postage paid envelope provided.

                              FAXSAV INCORPORATED

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                    SIGN, DATE & MAIL YOUR PROXY CARD TODAY
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